Exhibit 99.1

Dynasil Corporation of America Announces Results of Special Meeting of Stockholders; Company to Voluntarily Delist Common Stock From Nasdaq

Newton, MA, August 7, 2019 –Dynasil Corporation of America (NASDAQ:DYSL) (the “Company”), a developer and manufacturer of optics and photonics products, optical detection and analysis technology and components for the homeland security, industrial, medical, and biotech markets, today announced that at the Special Meeting of Stockholders held on August 7, 2019, the Company’s stockholders voted to approve proposals to amend the Company’s certificate of incorporation to effect a 1-for-8,000 reverse stock split of the Company’s common stock, followed immediately by an 8,000-for-1 forward stock split. The reverse and forward stock splits will be effected on August 7, 2019 and the Company’s common stock is expected to begin trading on The Nasdaq Stock Market on a post-forward stock split basis upon the opening of trading on August 8, 2019.

As a result of the reverse stock split, each share of the Company’s common stock held by a stockholder of record owning immediately prior to the effective time of the reverse stock split fewer than 8,000 shares of the Company’s common stock will be converted into the right to receive $1.15 in cash, without interest, and such stockholders will no longer be stockholders of the Company. To be entitled to such cash payment, a stockholder must be a record holder of fewer than 8,000 shares immediately prior to the effective time today of the reverse stock split. Investors who purchase fewer than 8,000 shares prior to the effective time today of the reverse stock split and settle such purchases after the effective time shall not be entitled to such cash payment and instead their trades will be settled on a post-forward stock split basis. Trades in the Company’s common stock made after Monday, August 5, 2019 will settle on a post-forward stock split basis.

Stockholders owning 8,000 or more shares of the Company’s common stock immediately prior to the effective time of the reverse stock split will not be entitled to receive any cash for their fractional share interests resulting from the reverse stock split, if any, and will instead remain stockholders in the Company holding, as a result of the forward stock split, the same number of shares of common stock as such stockholders held immediately before the effective time of the reverse stock split.

The Company has given notice to Nasdaq of its intent to voluntarily delist its common stock and to withdraw the registration of its common stock with the Securities and Exchange Commission (SEC). The Company intends to file a Form 25 Notification of Removal From Listing with the SEC on or about August 19, 2019. As a result, the Company expects that listing of its shares on Nasdaq will be terminated on or about August 29, 2019, at which time the Company intends to file a Form 15 with the SEC to suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act. Following its delisting, the Company’s common stock may be quoted on the OTC Pink Open Market (the “Pink Sheets”), a centralized electronic quotation service for over-the-counter securities, if market makers demonstrate an interest in trading in the Company’s common stock. However, the Company can give no assurance that trading in its common stock will commence or continue on the Pink Sheets or any other securities exchange or quotation medium.

As previously announced, the Company is undertaking the deregistration and delisting transaction to avoid the substantial cost and expense of being a public reporting company and to allow the Company to focus on continued growth and enhancing long-term stockholder value. The Company anticipates savings exceeding $900,000 on an annual basis as a result of the proposed deregistration and delisting transaction.

For more information regarding the Company’s deregistration and delisting transaction, please refer to the definitive proxy statement on Schedule 14A filed with the SEC on June 25, 2019.

About Dynasil Corporation of America

Dynasil Corporation of America develops, markets, manufactures, and sells detection, sensing, and analysis technology and optical components in the United States, Europe, and internationally. It operates through three segments: Optics, Innovation and Development, and Biomedical. The Optics segment supplies synthetic crystals, optical materials, components, and coatings that are used in devices, such as baggage scanners, medical imaging systems, optical instruments, lasers, analytical instruments, automotive components, semiconductor/electronic devices, spacecraft/aircraft components, and advertising displays in the medical, industrial, and homeland security/defense sectors. The Innovation and Development segment develops advanced technology in materials, sensors, and prototype instruments that detect or measure radiation, light, magnetism, or sound for use in security, medical, and industrial applications. The Biomedical segment engages in the development of tissue sealant products. The Company distributes its products through direct sales and marketing staff, as well as through manufacturer's representatives and distributors. Dynasil Corporation of America was founded in 1960 and is headquartered in Newton, Massachusetts.

Forward-Looking Statements

This press release may contain forward-looking statements that are being made pursuant to the Private Securities Litigation Reform Act of 1995, which provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Such forward-looking statements include statements about the timing and effectiveness of the reverse and forward stock splits, the deregistration and delisting of the Company’s common stock and the perceived benefits and costs of the proposed transaction. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in such forward-looking statements. Accordingly, actual results may differ materially from such forward-looking statements. The forward-looking statements relating to the transaction discussed above are based on the Company’s current expectations, assumptions, estimates and projections about the Company and involve significant risks and uncertainties, including the many variables that may impact the Company’s projected cost savings, variables and risks related to consummation of the proposed transaction, SEC regulatory review of the Company’s filings related to the proposed transaction, and the continuing determination of the Board of Directors and Special Committee that the proposed transaction is in the best interests of all stockholders. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

Contact:

Patty Kehe

Corporate Secretary

Dynasil Corporation of America

Phone: 617.668.6855

pkehe@dynasil.com